METROPOLITAN COMPUTING CORP.
FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

METROPOLITAN COMPUTING CORP.
Table of Contents
December 31, 2006 and 2005

ALPERIN, NEBBIA & ASSOCIATES, CPA, PA
375 Passaic Avenue Suite 200 Fairfield, NJ 07004 973/808-8801 Fax 973/808-8804	Steven J. Alperin, CPA Vincent S. Nebbia, CPA

To the Board of Directors of
Metropolitan Computing Corp.
East Hanover, NJ

We have audited the accompanying balance sheets of Metropolitan Computing Corp. as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Computing Corp. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles of the United States of America.

Alperin, Nebbia & Associates, CPA, PA

/s/Alperin, Nebbia & Associates, CPA, PA

Fairfield, NJ
May 3, 2007

METROPOLITAN COMPUTING CORPORATION

	BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$15,945	$89,185
Accounts receivable - net	149,409	176,914
Inventory	239,492	171,039
Other current assets	14,876	33,923

Total current assets	419,722	471,061

Property and equipment - net	2,838	6,273

Other Assets:
Due from stockholder	140,817	90,125

Total Assets	$563,377	$567,459

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable	$56,831	$30,101
Accrued expenses and other current liabilities	120,911	107,143
Payroll taxes payable	17,200	25,200
Lines of credit	105,445	188,051

Total current liabilities	300,387	350,495

Stockholder's Equity:
Common Stock, Par Value $0.001, 2,500 shares authorized at December 31, 2006 and 2005, 100 shares issued and outstanding at December 31, 2006 and 2005	36,000	36,000
Treasury Stock, Par Value $0.001, 100 shares authorized at December 31, 2006 and 2005	(19,500)	(19,500)
Retained earnings	246,490	200,464

Total stockholder's equity	262,990	216,964

Total Liabilities and Stockholder's Equity	$563,377	$567,459

See independent auditor's report and the accompanying notes to the financial statements.

METROPOLITAN COMPUTING CORPORATION

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2006	2005

Revenue	$1,889,947	$1,877,555

Cost of goods sold:
Beginning inventory	171,039	279,997
Purchases	342,236	351,225
Labor	636,484	535,054
Other costs	105,014	159,427
	1,254,773	1,325,703
Less: Ending inventory	239,492	171,039

Total cost of goods sold	1,015,281	1,154,664

Gross profit	874,666	722,891

Expenses:
Payroll and payroll taxes	455,335	360,248
Sales expenses	154,721	137,949
Office and other expenses	203,617	167,723
Total expenses	813,673	665,920

Income from Operations	60,993	56,971

Other income (expense):
Other income, net	3,778	5,134
Interest expense	(18,745)	(8,186)

Total other income/(expense)	(14,967)	(3,052)

Net income	46,026	53,919

See independent auditor's report and the accompanying notes to the financial statements.

METROPOLITAN COMPUTING CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended December 31, 2005 and December 31, 2006

	Common Stock	Treasury Stock	Retained Earnings	Total Stockholder's Equity

Balance at January 1, 2005	$36,000	$(19,500)	$146,545	$163,045

Net income	-	-	53,919	53,919

Balance at December 31, 2005	36,000	(19,500)	200,464	216,964

Net income			46,026	46,026

Balance at December 31, 2006	$36,000	$(19,500)	$246,490	$262,990

See independent auditor's report and the accompanying notes to the financial statements.

METROPOLITAN COMPUTING CORPORATION

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2006	2005

Cash flows from operating activities:
Net income	$46,026	$53,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,206	4,619
Bad debts	1,105
Changes in operating assets and liabilities:
Accounts receivable	26,400	(14,147)
Inventory	(68,453)	108,958
Other current assets	19,047	(28,214)
Accounts payable and accrued expenses	40,498	(55,594)
Payroll taxes payable	(8,000)	9,800
Net cashprovided by operating activities	65,829	79,341

Cash flows from investing activities:
Purchases of property and equipment	(5,771)

Cash flows from financing activities:
Proceeds from borrowings	(82,606)	(1,023)
Due from owner	(50,692)	(34,207)

Net cash (used in) financing activities	(133,298)	(35,230)

Net increase (decrease) in cash and cash equivalents	(73,240)	44,111

Cash and cash equivalents - beginning of period	89,185	45,074

Cash and cash equivalents - end of period	$15,945	$89,185

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$18,745	$8,186

See independent auditor's report and the accompanying notes to the financial statements.

METROPOLITAN COMPUTING CORP.
Notes to Financial Statements
December 31, 2006 and 2005

1.  PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business

The Company is engaged in the manufacture and development of medical machinery. The Company was incorporated on May 3, 1985.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts
The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. This allowance account was $0 at December 31, 2006 and 2005.

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation. Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their economic useful lives or the term of the related leases. Gains and losses on depreciable assets retired or sold are recognized in the statements of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Income Taxes
The Company, had net operating losses and tax credits to offset it's taxable income and tax for 2005 and therefore no tax provision has been recorded. The Company, with the consent of its stockholder, elected on May 1, 2006 under the Internal Revenue Code and applicable New Jersey statutes to be an S Corporation. In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal and New Jersey income taxes has been included in the financial statements. The Company reports its taxable income on the accrual basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Concentration of Credit Risk
The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company's risk negligible.

Financial Instruments
The carrying values of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term nature.

See independent auditor's report.

METROPOLITAN COMPUTING CORP.
Notes to Financial Statements
December 31, 2006 and 2005

2. PROPERTY AND EQUIPMENT – NET:

Property and equipment – net consists of the following:

December 31,	2006	2005	Period

Equipment	$125,407	$119,636	7 years
Less accumulated
Depreciation	122,569	113,363

Property and Equipment,
Net	$2,838	$6,273

Depreciation expense for the years ended December 31, 2006 and 2005 amounted to $9,206 and $4,619, respectively.

3. OTHER ASSETS:

Other assets consist of the following:

December 31,	2006	2005

Due from stockholder	$140,817	$90,125

This asset is non-interest bearing. In 2007, management has declared a dividend to the Company's sole shareholder for the full amount due ($140,817) as of December 31, 2006.

4. COMMITMENTS AND CONTINGENCIES:

The Company is obligated under non-cancelable operating leases for office space and equipment expiring at various dates through December 2008. The aggregate minimum future payments under these leases are approximately as follows:

Year ending December 31,
2007	$66,000
2008	65,000
Total	$131,000

METROPOLITAN COMPUTING CORP.
Notes to Financial Statements
December 31, 2006 and 2005

4.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

The preceding data reflects existing leases and does not include replacements upon their expiration. In the normal course of business, operating leases are normally renewed or replaced by other leases.

Rent expense for the years ended December 31, 2006 and 2005 amounted to approximately $70,137 and $64,643 respectively.

5.  LINES OF CREDIT

The Company has revolving financing arrangements in place under which it can borrow and repay outstanding amounts as cash is required or is available for repayment. The lines of credit consist of the following:

	2006	2005

A $100,000 line of credit payable to a financial institution, collateralized by substantially all assets, with interest at prime plus 1.25%.	$38,774	$82,261

A $50,000 line of credit payable to a financial institution, with interest at 9.25% and 8.0% respectively.	3,902	40,077

A $35,000 line of credit payable to a financial institution, with interest at 9.74% and 8.74% respectively	29,099	31,061

A $35,000 line of credit payable to a financial institution, with interest at 10.0% and 8.5% respectively.	33,670	34,652

Total outstanding under the line of credit	$105,445	$188,051

6. EMPLOYEE BENEFITS PLAN

Beginning in 1998, the Company has maintained a qualified deferred compensation plan under section 401k of the Internal Revenue Code. Under the plan, employees may elect to defer a portion of their salary, subject to limits set by the Internal Revenue Service. In addition, the plan allows for the Company to make discretionary contributions based on the participants' salaries. The Company made contributions to the plan in 2006 and 2005 of $9,950 and $7,093, respectively.

7. SUBSEQUENT EVENTS

In March 2007, the sole stockholder of the Company signed a letter of intent to sell 80% of the common stock of the Company for $800,000 subject to certain adjustments. At the time, no closing date has been set.

See independent auditor's report.